Exhibit 32.1



This Certification is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This Certification shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise stated in such filing.


Certification Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code


In connection with the Quarterly Report of the Companies (as defined below) on Form 10-Q for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Reports"), I, E. Linn Draper, Jr., the chief executive officer of

                      American Electric Power Company, Inc.
                             AEP Generating Company
                            AEP Texas Central Company
                             AEP Texas North Company
                            Appalachian Power Company
                         Columbus Southern Power Company
                         Indiana Michigan Power Company
                             Kentucky Power Company
                               Ohio Power Company
                       Public Service Company of Oklahoma
                       Southwestern Electric Power Company

(the "Companies"), certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 that, based on my knowledge (i) the Reports fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Reports fairly presents, in all material respects, the financial condition and results of operations of the Companies.


/s/ E. Linn Draper, Jr.
-------------------------
E. Linn Draper, Jr.
August 12, 2003


A signed original of this written statement required by Section 906 has been provided to American Electric Power Company, Inc. and will be retained by American Electric Power Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.